UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, Nabors Industries Ltd. (“Nabors”) and its indirect wholly-owned subsidiary, Nabors Industries, Inc. (“NII”) entered into a seventh amendment to the executive employment agreement with Anthony G. Petrello, the Chairman, Chief Executive Officer and President of each of Nabors and NII (the “Petrello Amendment’). The Petrello Amendment keeps in place the reduction of annual rate of base salary payable under Mr. Petrello’s employment agreement from $1.75 million per year to $1.575 million per year through 2020.

On January 2, 2020, Nabors and NII entered into an amended and restated executive employment agreement with William Restrepo, Chief Financial Officer of each of Nabors and NII (the “Amended and Restated Restrepo Agreement”). The Amended and Restated Restrepo Agreement provides for terms consistent with Mr. Restrepo’s previous executive employment agreement effective March 3, 2014, as amended (the “Original Agreement”), other than the following: (i) a term of employment from January 2, 2020 until June 1, 2022; (ii) automatic twelve (12)-month renewal of the agreement following the applicable expiration date or extension date, as applicable, unless written notice is given (a) by either Nabors, NII or Mr. Restrepo at least ninety (90) days prior to such date or (b) by Mr. Restrepo at least two hundred (200) days prior to his voluntary retirement, if such retirement occurs after June 1, 2022 (a “Qualifying Retirement”); (iii) the Performance Peer Group applicable to each TSR Award (as such terms are defined in the Amended and Restated Restrepo Agreement) shall consist of those entities determined from time to time by the Compensation Committee of the Board of Director of Nabors (the “Committee”), in consultation with the Chief Executive Officer; and (iv) upon Mr. Restrepo’s Qualifying Retirement, Mr. Restrepo will be eligible to receive the same severance payments and benefits previously available to him only in the case of his termination of employment following the expiration date of his Original Agreement as a result of his death, Disability, Constructive Termination Without Cause or by the Company without Cause (as such terms are defined in the Amended and Restated Restrepo Agreement), except that in the event of Mr. Restrepo’s Qualifying Retirement, all unvested TSR Shares outstanding as of the Agreement Expiration Notice shall become vested as if the performance goals with respect to relative Total Shareholder Return (as such terms are defined in the Amended and Restated Restrepo Agreement) set forth in the applicable award agreements were achieved at maximum, rather than target, levels.

On January 2, 2020, the Committee and Mr. Petrello agreed that the grant of TSR Shares (as defined in Mr. Petrello’s employment agreement), which under the terms of his employment agreement are to be valued at $5.25 million, shall, for calendar year 2020, be reduced by $3.5 million resulting in an award of one-third of the number of shares that Mr. Petrello is otherwise entitled to receive (the “2020 TSR Shares”).

On January 2, 2020, the Committee approved and adopted a new form of restricted stock agreement to be used in the award of the 2020 TSR Shares to Mr. Petrello.

On January 2, 2020, the Committee approved and adopted new forms of performance-based restricted stock unit agreements to be used in the award of 2020 performance share units to Mr. Petrello and Mr. Restrepo, which performance share units were granted to Mr. Petrello and Mr. Restrepo in satisfaction of the performance shares to which each of Mr. Petrello and Mr. Restrepo is entitled under his employment agreement in respect of performance metrics established by the Committee for fiscal year 2020. This change reinforces the performance-based nature of all of Mr. Petrello’s restricted share awards, and will more clearly demonstrate that a super majority of his compensation is performance based.

The descriptions above of the Petrello Amendment, the Amended and Restated Restrepo Agreement, the new forms of restricted stock agreement (the “Petrello Restricted Stock Agreements”) and the new forms of performance-based stock unit agreements (the “PSU Agreements”) are qualified in their entirety by reference to the Petrello Amendment, the Amended and Restated Restrepo Agreement, the Petrello Restricted Stock Agreements, and the PSU Agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K and are incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On January 7, 2020, Nabors issued a press release announcing the pricing by Nabors of the offering of $600 million aggregate principal amount of its 7.25% Senior Guaranteed Notes due 2026 (the “2026 Notes”) and $400 million aggregate principal amount of its 7.50% Senior Guaranteed Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”). A copy of the press release is included in this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 7, 2020, Nabors and its indirect wholly-owned subsidiaries, NII, Nabors Drilling Holdings Inc., Nabors International Finance Inc., Nabors Lux Finance 1, Nabors Global Holdings Ltd. and Nabors Holdings Ltd. (collectively, the “Note Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) under which Nabors agreed to sell the Notes to the initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). The 2026 Notes will bear interest at an annual rate of 7.25% and the 2028 Notes will bear interest at an annual rate of 7.50%, in each case, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020. The Notes are fully and unconditionally guaranteed by the Note Guarantors. The closing of the sale of the Notes is expected to occur on or about January 10, 2020, subject to customary closing conditions.

Nabors will sell the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act or (ii) pursuant to Regulation S under the Securities Act. Nabors will rely on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to Executive Employment Agreement, dated January 2, 2020, among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello.

10.2	Amended and Restated Executive Employment Agreement, dated January 2, 2020, among Nabors Industries Ltd., Nabors Industries, Inc. and William Restrepo.

10.3	Form of Nabors Industries Ltd. TSR Stock Grant Agreement – Anthony G. Petrello (2020).

10.4	Form of Nabors Corporate Services, Inc. TSR Stock Grant Agreement – Anthony G. Petrello (2020).

10.5	Form of CEO Performance Based Stock Restricted Unit Agreement (2020).

10.6	Form of CFO Performance Based Stock Restricted Unit Agreement (2020).

99.1	Press Release regarding notes pricing dated January 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 8, 2020
	By:	/s/ Mark D. Andrews
		Name:	Mark D. Andrews
		Title:	Corporate Secretary